Calculation of Filing Fee Tables
F-1
LYC HEALTHCARE (CAYMAN) LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value $0.0001 per share, to be sold by the Registrant	457(o)	2,012,500	$ 4.00	$ 8,050,000.00	0.0001381	$ 1,111.70
Fees to be Paid	2	Other	Representative's warrants to purchase Ordinary shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary shares, par value $0.0001 per share, issuable upon exercise of the Representative's warrants at 120% of the public offering price	Other	359,375	$ 4.80	$ 1,725,000.00	0.0001381	$ 238.22
Fees Previously Paid	4	Equity	Ordinary shares, par value $0.0001 per share, to be sold by the Registrant	457(o)	3,450,000	$ 4.00	$ 13,800,000.00		$ 1,905.78
Fees Previously Paid		Equity	Ordinary shares, par value $0.0001 per share, to be sold by the Registrant	457(o)	1,725,000	$ 4.00	$ 6,900,000.00		$ 952.89
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,475,000.00		$ 4,208.59
			Total Fees Previously Paid:						$ 2,858.67
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,349.92
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Includes up to $3,750,000 of Ordinary Shares which the underwriters have the option to purchase to cover over-allotments. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended Represents fees previously paid in connection with the Registration Statement on Form F-1 (No. 333-291997) filed with the SEC on December 8, 2025.

[2]	Represents fees previously paid in connection with the Registration Statement on Form F-1 (No. 333-291997) filed with the SEC on December 8, 2025.

[3]	Represents fees previously paid in connection with the Registration Statement on Form F-1 (No. 333-291997) filed with the SEC on December 8, 2025.

[4]	The Total Offering Amount reflect reduction of the Proposed Maximum Offering Price Per Unit for the 3,450,000 shares from $6.00 to $4.00 per share. Represents fees previously paid in connection with the Registration Statement on Form F-1 (No. 333-291997) filed with the SEC on December 8, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date